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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (date of earliest event reported) October 21, 2004

                          Commission file number Q4823

                             ACME UNITED CORPORATION
             (Exact name of registrant as specified in its charter)
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          CONNECTICUT                                            06-0236700
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

1931 BLACK ROCK TURNPIKE, Fairfield, Connecticut                   06825
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (203) 332-7330

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing
requirements for the past 90 days. Yes | X |   No |   |

Registrant had 3,405,921 shares outstanding as of October 21, 2004 of its $2.50 par value Common Stock.


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ACME UNITED CORPORATION

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    Item 2.02 Results of Operations and Financial Condition.............   3
    Signatures..........................................................   7


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ACME UNITED CORPORATION            NEWS RELEASE
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                            CONTACT: Paul G. Driscoll
                             Acme United Corporation
                  1931 Black Rock Turnpike Fairfield, CT 06825
                   Phone: (203) 332-7330  FAX: (203) 576-1547
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                     FOR IMMEDIATE RELEASE October 22, 2004


ACME UNITED CORPORATION REPORTS 22% SALES AND MORE THAN TRIPLE EARNINGS INCREASES FOR THE THIRD QUARTER

FAIRFIELD, CONN. - October 22, 2004 - Acme United Corporation (ASE:ACU) today announced net income of $1,017,000 or $.26 per diluted share for the third quarter ending September 30, 2004 compared to $302,000 or $.08 per diluted share for the comparable period last year. Net income for the first nine months ending September 30, 2004 was $2,484,000, or $.66 per diluted share compared to $995,000, or $.28 per diluted share in the comparable period last year.

         Net sales for the quarter ending September 30, 2004 were $11.6 million compared to $9.5 million in 2003, an increase of 22%. Net sales in the U.S. increased 21% due to the launch of new products and market share gains. International sales increased by 4%. Net sales for the first nine months ending September 30, 2004 were $32.5 million compared to $26.9 million in 2003, an increase of 21% (19% at constant currency).

         The Clauss acquisition in June of this year is progressing ahead of plan. The business contributed approximately $750,000 in revenue during the third quarter.

         Walter C. Johnsen, President and CEO, said, "Acme United had a strong back to school season with market share gains. I am particularly pleased with the reception of our new products including titanium sewing scissors and paper trimmers. The revamped Westcott ruler line was well received at the recent school, home and office product show."

         Gross margins were 47% in the third quarter of 2004 versus 33% in the comparable period last. The gross margin for the third quarter 2003 was reduced by approximately $200,000 due to costs associated with the closure of manufacturing in Germany. Gross margins for the quarter without this effect would have been 35%. For the first nine months of 2004 gross margins were 45% compared to 37% in 2003. The improvement is mainly due to new product sales.


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         Income before income taxes was $1.6 million in the third quarter of
2004 compared with $565,000 in the third quarter of 2003, an increase of $1.0 million. Pretax income for the first nine months was $4.1 million in 2004 compared to $1.9 million in 2003.

         The Company's debt less cash on September 30, 2004 was $1.8 million compared to $5.6 million on September 30, 2003. During the first nine months of 2004, the Company repurchased 46,830 shares at a cost of $236,000.

         The Company extended its debt facility until 2007 and reduced its interest rate to LIBOR plus 1.5%, or approximately 3.75%. The $10 million facility had unused capacity of $6.8 million at September 30, 2004 and is no longer tied to asset availability.

         The board of directors declared a cash dividend of 2 cents per share payable on October 29, 2004 to shareholders of record on the close of business on October 9, 2004.

         ACME UNITED CORPORATION is a specialized supplier of cutting devices, measuring instruments, and safety products for school, home, and office use.

         Forward-looking statements in this report, including without limitation, statements related to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

                                      # # #


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

                             ACME UNITED CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                            THIRD QUARTER REPORT 2004
                                                               Quarter Ended             Quarter Ended
                                                            September 30, 2004        September 30, 2003
Amounts in $000's except per share data                         (Unaudited)               (Unaudited)
-------------------------------------------------------------------------------------------------------------
Net Sales                                                   $          11,595         $           9,538
Gross Profit                                                            5,453                     3,171
Selling, General, and Administrative Expenses                           3,739                     2,648
Other (Income) Expense                                                     98                       (42)
Pre-Tax Income                                                          1,616                       565
Income Tax Expense                                                        599                       263
Net Income                                                              1,017                       302
Earnings Per Share Basic                                                 0.30                      0.09
Earnings Per Share Diluted                                               0.26                      0.08


                                                             Nine Months Ended        Nine Months Ended
                                                            September 30, 2004        September 30, 2003
Amounts in $000's except per share data                         (Unaudited)               (Unaudited)
-------------------------------------------------------------------------------------------------------------

Net Sales                                                   $          32,460         $          26,869
Gross Profit                                                           14,691                     9,973
Selling, General, and Administrative Expenses                          10,288                     7,854
Other (Income) Expense                                                    257                       245
Pre-Tax Income (loss)                                                   4,146                     1,874
Income Tax Expense                                                      1,662                       879
Net Income                                                              2,484                       995
Earnings Per Share Basic                                                 0.74                      0.30
Earnings Per Share Diluted                                               0.66                      0.28


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

                             ACME UNITED CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            THIRD QUARTER REPORT 2004
                                   (Unaudited)

Amounts in $000's except per share data                     September 30, 2004        September 30, 2003
-------------------------------------------------------------------------------------------------------------
Assets:
Current Assets:
     Cash                                                   $           1,599         $             825
     Accounts Receivable, Net                                          11,213                     9,600
     Inventories                                                        8,053                     8,214
     Prepaid and Other current Assets                                     647                       491
                                                          ---------------------------------------------------
Total Current Assets                                                   21,512                    19,130

     Property and Equipment, Net                                        2,212                     2,222
     Other Assets                                                         711                       447
                                                          ---------------------------------------------------
Total Assets                                                $          24,435         $          21,799
                                                          ===================================================

Liabilities and Stockholders' Equity:
Current Liabilities
     Notes Payable                                          $             118         $               3
     Accounts Payable                                                   1,928                     2,395
     Other Current Liabilities                                          5,365                     2,506
     Current Portion of Long Term Debt                                  1,000                     4,316
                                                          ---------------------------------------------------
Total Current Liabilities                                               8,411                     9,220
Long-Term debt                                                          2,308                     2,062
Other Non Current Liabilities                                             701                       953
                                                          ---------------------------------------------------
                                                                       11,420                    12,235
Total Stockholders' Equity                                             13,015                     9,564
                                                          ---------------------------------------------------
Total Liabilities and Stockholders' Equity                  $          24,435         $          21,799
                                                          ===================================================


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



ACME UNITED CORPORATION

By          /s/ WALTER C. JOHNSEN
         ------------------------------
                Walter C. Johnsen
                 President and
             Chief Executive Officer

Dated:  October 21, 2004



By          /s/ PAUL G. DRISCOLL
         ------------------------------
                Paul G. Driscoll
               Vice President and
             Chief Financial Officer

Dated:  October 21, 2004


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